UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 24, 2006

ADAPTEC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Boulevard

 Milpitas, CA

95035

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 945-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Director Cash Compensation Policy

On August 24, 2006, the Board of Directors of Adaptec, Inc. (the “Company”) approved an amendment to the Company’s director cash compensation policy for the Company’s Chairman of the Board, effective immediately following the Company’s annual meeting of stockholders, scheduled to be held on September 14, 2006.  The amendment provides that (1) the annual cash retainer for the Company’s Chairman of the Board will be reduced from $100,000 to $10,000 per year, (2) the Chairman will receive a per-meeting retainer of $3,000 for each Board meeting attended (either in person or by telephone); however, the Chairman of the Board may designate a given meeting as a $2,000 reduced-fee meeting, and (3) the Chairman will receive a quarterly cash retainer of $6,500.

Amendment of the Adaptec, Inc. 2004 Equity Incentive Plan

On August 24, 2006, the Company’s Board of Directors amended the Company’s 2004 Equity Incentive Plan (the “2004 Plan”) to change the definition of “fair market value” under the 2004 Plan from (1) the closing price of the Company’s common stock on the last market trading day prior to the date of determination of an award under the 2004 Plan to (2) the closing price of the Company’s common stock on the Nasdaq Global Market on the date of determination of an award under the 2004 Plan.

The foregoing description of the 2004 Plan is qualified in its entirety by the 2004 Plan, a copy of which is filed as Exhibit 99.01 to this report.

Item 9.01.              Financial Statements and Exhibits

(d)            Exhibits

The following exhibit is filed with this report:

Exhibit No.	Description of Exhibit

99.01	Adaptec, Inc. 2004 Equity Incentive Plan, as amended on August 24, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2006	ADAPTEC, INC.

	By:	/s/ Christopher O’Meara
Christopher O’Meara
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.01	Adaptec, Inc. 2004 Equity Incentive Plan, as amended on August 24, 2006